SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 7, 2002

                             HEARTLAND EXPRESS, INC.

             (Exact name of registrant as specified in its charter)

                         Commission File Number -0-15087

             NEVADA                                             93-0926999
(State or other Jurisdiction                               (IRS Employer ID No.)
    of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                            52241
(Address of Principal Executive Offices)                       (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

This Form 8-K is being filed to update information and correct a date on a previous filing.

ITEM 5. Other Events.

On January 7, 2002, the Owner-Operators Independent Driver Association, Inc. served a lawsuit against us, Case No. 3-01 CV80179 in the United States District Court for the Southern District of Iowa. The lawsuit seeks class action status on behalf of our owner-operators since 1996. Among other things, the lawsuit alleges that we failed to adequately inform the owner-operators of certain deductions from their settlement statements in violation of Department of Transportation regulations and that our standard contract with owner-operators violates those regulations. The lawsuit seeks unspecified damages and an injunction to prevent owner-operators from hauling for us until alleged contractual deficiencies are corrected. We intend to defend it vigorously. However, if we do not prevail, our results of operations and financial condition could be materially and adversely affected.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  HEARTLAND EXPRESS, INC.

Date: January 17, 2002                            BY:/s/ Thomas E. Hill
                                                    -------------------
                                                        Thomas E. Hill
                                                        Vice-President
                                                        and Controller

                                  End of Filing